                                                                    EXHIBIT 11.1


                          GREENWICH AIR SERVICES, INC.
                            COMPUTATION OF EARNINGS
                                PER COMMON SHARE


                                                                     YEAR ENDED SEPTEMBER 30,
                              ------------------------------------------------------------------------------------------------------
                                        1991                      1992                      1993                      1994
 (ALL AMOUNTS EXPRESSED IN    ------------------------  ------------------------  ------------------------  ------------------------
  THOUSANDS EXCEPT FOR PER                    FULLY                     FULLY                     FULLY                     FULLY
       SHARE AMOUNTS)           PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number of
 common shares outstanding..       9,968        9,972        9,646        9,648        8,000        8,000        9,934        9,934
Additional shares assuming
 conversion of:
  Options and warrants                                                                                              14           14
  Subordinated debentures                                                                                                     2,627
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number of
 common shares outstanding
 as adjusted                       9,968        9,972        9,646        9,648        8,000        8,000        9,948       12,575
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income applicable to
 common stock                  $   3,469    $   3,469    $   2,506    $   2,506    $   3,374    $   3,374    $   3,346    $   3,346
After-tax interest savings
 from conversion of
 subordinated debentures                                                                                                        738
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income as adjusted         $   3,469    $   3,469    $   2,506    $   2,506    $   3,374    $   3,374    $   3,346    $   4,084
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Earnings per common share      $    0.35    $    0.35    $    0.26    $    0.26    $    0.42    $    0.42    $    0.34    $    0.33
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

                                                                    SIX MONTHS ENDED MARCH 31,
                                                        --------------------------------------------------

                                        1995                      1995                      1996
 (ALL AMOUNTS EXPRESSED IN    ------------------------  ------------------------  ------------------------
  THOUSANDS EXCEPT FOR PER                    FULLY                     FULLY                     FULLY
       SHARE AMOUNTS)           PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED
                              -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number of
 common shares outstanding..      10,153       10,153       10,156       10,156       11,843       11,843
Additional shares assuming
 conversion of:
  Options and warrants                80          280           26           40          262          393
  Subordinated debentures                       2,403                     2,906                       609
                              -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number of
 common shares outstanding
 as adjusted                      10,233       12,836       10,182       13,102       12,105       12,845
                              -----------  -----------  -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  -----------
Net income applicable to
 common stock                  $   6,201    $   6,201    $   2,359    $   2,359    $   4,418    $   4,418
After-tax interest savings
 from conversion of
 subordinated debentures                          675                       408                        85
                              -----------  -----------  -----------  -----------  -----------  -----------
Net income as adjusted         $   6,201    $   6,876    $   2,359    $   2,767    $   4,418    $   4,503
                              -----------  -----------  -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  -----------
Earnings per common share      $    0.61    $    0.54    $    0.23    $    0.21    $    0.36    $    0.35
                              -----------  -----------  -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  -----------

                                                                    EXHIBIT 11.1


                          GREENWICH AIR SERVICES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                 PROFORMA
                                                             SIX MONTHS ENDED                  PROFORMA
                                                                MARCH 31,                     YEAR ENDED
                                                                   1996                     SEPTEMBER 30,
                                                       ----------------------------              1995
                                                                                     ----------------------------
                                                          PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                                       -------------  -------------  -------------  -------------
Weighted average number of common shares outstanding      11,843,133     11,843,133     10,153,452     10,153,452
Addition shares assuming conversion of:
  Options and warrants                                       262,335        392,739         79,782        280,048
  Subordinated debentures                                                   608,718                     2,402,906
Issuance of new shares                                     3,400,000      3,400,000      3,400,000      3,400,000
                                                       -------------  -------------  -------------  -------------
Weighted average number of common shares outstanding
 as adjusted                                              15,505,468     16,244,590     13,633,234     16,236,406
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Net income applicable to common stock                  $   4,929,000  $   4,929,000  $  18,551,000  $  18,551,000
After-tax interest savings from conversion of
 subordinated debentures                                                     85,464                       674,376
                                                       -------------  -------------  -------------  -------------
Net income as adjusted                                 $   4,929,000  $   5,014,464  $  18,551,000  $  19,225,376
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Earnings per common share                              $        0.32  $        0.31  $        1.36  $        1.18
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------